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                                                                   EXHIBIT 21.1

                        SUBSIDIARIES OF RADIO ONE, INC.

   Radio One Licenses, LLC, a Delaware limited liability company, is a restricted subsidiary of Radio One, Inc. and is the licensee of the following stations:

     K261AB                       WENZ-FM                      WJMO-FM                      WPLY-FM
     KBFB-FM                      WERE-AM                      WKJS-FM                      WQOK-FM
     KBXX-FM                      WERQ-AM                      WKYS-FM                      WRHH-FM
     KKBT-FM                      WFUN-FM                      WMMJ-FM                      WVCG-AM
     KMJQ-FM                      WFXC-FM                      WNNL-FM                      WWIN-AM
     KTXQ-FM                      WFXK-FM                      WOL-AM                       WWIN-FM
     WBOT-FM                      WGCV-AM                      WOLB-AM                      WYCB-AM
     WCDX-FM                      WJMO-AM                      WPHI-FM                      WZAK-FM

   Bell Broadcasting Company ("Bell"), a Michigan corporation, is a wholly owned restricted subsidiary of Radio One, Inc. Radio One of Detroit, LLC ("Radio One of Detroit") is a Delaware limited liability company, the sole member of which is Bell. Radio One of Detroit is the licensee of the following stations:

                                    WDTJ-FM

                                    WCHB-AM

                                    WDMK-FM

   Radio One of Atlanta, LLC ("ROA"), a Delaware limited liability company, is a restricted subsidiary of Radio One, Inc. ROA Licenses, LLC ("ROA Licenses") is a Delaware limited liability company, the sole member of which is ROA. ROA Licenses is the licensee of the following stations:

                                    WPZE-FM

                                    WJZZ-FM

   Radio One of Charlotte, LLC ("Radio One of Charlotte"), a Delaware limited liability company, the sole member of which is Radio One, Inc., is a restricted subsidiary of Radio One, Inc.

   Radio One of Augusta, LLC ("Radio One of Augusta") is a Delaware limited liability company, the sole member of which is Radio One of Charlotte. Radio One of Augusta is the licensee of the following stations:

                                    WAEG-FM

                                    WAEJ-FM

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                                    WAKB-FM

                                    WFXA-FM

   Charlotte Broadcasting, LLC ("Charlotte Broadcasting") is a Delaware limited liability company, the sole member of which is Radio One of Charlotte. Radio One of North Carolina, LLC ("Radio One of North Carolina") is a Delaware limited liability company, the sole member of which is Charlotte Broadcasting. Radio One of North Carolina is the licensee of the following station:

                                    WCCH-FM

   Radio One of Boston, Inc. ("Radio One of Boston"), a Delaware corporation, is a wholly owned restricted subsidiary of Radio One, Inc. Radio One of Boston Licenses, LLC ("Boston Licenses") is a Delaware limited liability company, the sole member of which is Radio One of Boston. Boston Licenses is the licensee of the following station:

                                    WILD-AM

   Blue Chip Merger Subsidiary, Inc. ("BC Merger Sub"), a Delaware corporation, is a wholly owned restricted subsidiary of Radio One, Inc. Blue Chip Broadcast Company ("BCBC"), an Ohio corporation, is a wholly owned subsidiary of BC Merger Sub. Blue Chip Broadcasting, Ltd. ("BCB Ltd.") is an Ohio limited liability company, the sole member of which is BCBC. Blue Chip Broadcasting Licenses, Ltd. (BC Licenses") is an Ohio limited liability company, the sole member of which is BCB Ltd. BC Licenses is the licensee of the following stations:

               WCKX-FM                         WDHT-FM
               WING-FM                         WXMG-FM
               WGTZ-FM                         WKSW-FM
               WJYD-FM

   Blue Chip Broadcasting Licenses II, Ltd. (BC Licenses II") is a Nevada limited liability company, the sole member of which is BC Merger Sub. BC Licenses II is the licensee of the following stations:

               WGZB-FM                         WDJX-FM
               WGZB-FM1                        WULV-FM
               WIZF-FM                         WLRS-FM
               WMJM-FM/ /                      KTTB-FM

   Radio One of Texas, L.P. is a Delaware limited partnership. Radio One of Texas I, LLC is the general partner and 1% owner of Radio One of Texas, L.P. Radio One of Texas II, LLC is the limited partner and 99% owner of Radio One of Texas, L.P. Radio One of Texas I, LLC and Radio One of Texas II, LLC are each Delaware limited liability companies, the sole member of each of which is Radio One, Inc., and are each restricted subsidiaries of Radio One, Inc.

   Radio One of Indiana, L.P. is a Delaware limited partnership. Radio One, Inc. is the general partner and 99% owner of Radio One of Indiana, L.P. Radio One of Texas II, LLC is the limited partner and 1% owner of

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Radio One of Indiana, L.P. Radio One of Indiana, LLC is a Delaware limited liability company, the sole member of which is Radio One of Indiana, L.P. Radio One of Indiana, LLC is the licensee of the following stations:

                                    WDNI-LP

                                    WHHH-FM

                                    WTLC-AM

                                    WTLC-FM

                                    WYJZ-FM

   Satellite One, L.L.C. is a Delaware limited liability company, the sole member of which is Radio One, Inc.